Exhibit 32.1

                   CERTIFICATE PURSUANT TO 18 U.S.C. (xi)1350

     This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB of Savoy Resources Corp. for the quarter ended March 31, 2006, I, Arthur Johnson, hereby certify in my capacity as an officer of Savoy Resources Corp. that to my knowledge:

     1. The Quarterly Report on Form 10-QSB of Savoy Resources Corp. for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Quarterly Report on Form 10-QSB of Savoy Resources Corp. for the quarter ended March 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Savoy Resources Corp.


Date:  July 27, 2006          /s/ Arthur Johnson
                              ---------------------------------------------
                              Arthur Johnson, President, Chief Executive
                              Officer, Chief Financial Officer and
                              Principal Accounting  Officer